Exhibit 99.1

BREAUX CASTLEMAN JOINS ISIS PHARMACEUTICALS’ BOARD OF DIRECTORS

CARLSBAD, Calif., June 25, 2013 — Isis Pharmaceuticals, Inc. (NASDAQ: ISIS) announced today that Breaux Castleman has joined the company’s Board of Directors.  Mr. Castleman is president and chief executive officer of Syntiro Healthcare Services, Inc., a health care investment company, which recently sold its operations as a service provider of integrated care management and disease management.  Mr. Castleman is also a director of USMD Holdings, Inc. and a senior advisor to McNally Capital LLC in Chicago.

“We are very pleased to have Breaux join our Board.  Breaux has held executive positions in some of the nation’s leading managed care provider organizations and has been a pioneer in creating innovative solutions to deliver value in the healthcare sector.  His successful enterprises in the medical industry have also provided him with a broad base of experience in delivering medicines to patients and productively working with payors,” said Stanley T. Crooke, M.D., Ph.D., chairman and chief executive officer of Isis.  “Breaux’ leadership and sound business judgment will be valuable to Isis as we continue to successfully implement our business strategy and evaluate opportunities within our pipeline to retain some of our drugs to later stages in development; thereby retaining a larger portion of the commercial upside of these drugs.”

Mr. Castleman also serves as a director of FemPartners, Inc., and a senior advisor to Match Point Partners LLC in New York. Previously, he held positions as chairman of Mela Sciences, Inc., director of Med Direct, Inc., president of the Scripps Clinic, president of Caremark International’s Physician Resource Group, and chief executive officer of the Kelsey-Seybold Clinic.  Prior to that Mr. Castleman was the head of the Houston office of Booz Allen & Hamilton (now Booz & Co.).

Mr. Castleman received a BA in economics from Yale University and attended New York University Graduate School of Business Administration. He has published articles on management issues in business and technical periodicals, including the Harvard Business Review, and has presented numerous papers and presentations to industry groups in energy, banking, healthcare, and agribusiness.

ABOUT ISIS PHARMACEUTICALS, INC.

Isis is exploiting its leadership position in antisense technology to discover and develop novel drugs for its product pipeline and for its partners.  Isis’ broad pipeline consists of 28 drugs to treat a wide variety of diseases with an emphasis on cardiovascular, metabolic, severe and rare diseases, and cancer.  Isis’ partner, Genzyme, is commercializing Isis’ lead product, KYNAMRO™, in the United States for the treatment of patients with HoFH.  Genzyme is also pursuing marketing approval of KYNAMRO in other markets.  Isis’ patents provide strong and extensive protection for its drugs and technology.  Additional information about Isis is available at www.isispharm.com.

ISIS PHARMACEUTICALS’ FORWARD-LOOKING STATEMENT

This press release includes forward-looking statements regarding Isis Pharmaceuticals’ business, and the commercial potential of Isis’ technologies and products in development.  Any statement describing Isis’ goals, expectations, financial or other projections, intentions or beliefs, including the commercial potential of KYNAMRO, is a forward-looking statement and should be considered an at-risk statement.  Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs.  Isis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements.  Although Isis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Isis.  As a result, you are cautioned not to rely on these forward-looking statements.  These and other risks concerning Isis’ programs are described in additional detail in Isis’ annual report on Form 10-K for the year ended December 31, 2012, and its most recent quarterly report on Form 10-Q, which are on file with the SEC. Copies of these and other documents are available from the Company.

In this press release, unless the context requires otherwise, “Isis,” “Company,” “we,” “our,” and “us” refers to Isis Pharmaceuticals and its subsidiaries.

Isis Pharmaceuticals® is a registered trademark of Isis Pharmaceuticals, Inc.  KYNAMRO™ is a trademark of Genzyme Corporation.

Isis Pharmaceuticals’ Contacts:

D. Wade Walke, Ph.D. Executive Director, Corporate Communications and Investor Relations 760-603-2741	Amy Blackley, Ph.D. Associate Director, Corporate Communications 760-603-2772

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